EXHIBIT 4.3


THIS SECOND SUPPLEMENTAL AGREEMENT is dated 7th May, 1999 between:

(1) DUNLOP STANDARD AEROSPACE GROUP LIMITED (registered no. 3573726) an English company with its registered office at 10 Snow Hill, London EC1A 2AL (the "Company");

(2)      THE OBLIGORS listed in Schedule 1;

(3) THE FUJI BANK, LIMITED as arranger of the Facilities (in this capacity the "Arranger");

(4) THE FUJI BANK, LIMITED as agent for the Lenders set out in Schedule 2 (in this capacity the "Facility Agent");

(5) THE FUJI BANK, LIMITED as security agent and trustee for the Lenders (in this capacity the "Security Agent"); and

(6) THE FUJI BANK, LIMITED as syndication manager (in this capacity the "Syndication Agent").

WHEREAS:

(A) This Second Supplemental Agreement is supplemental to a credit agreement dated 31st July, 1998 (as supplemented and amended by a Supplemental Credit Agreement dated 28th September, 1998, the "Original Credit Agreement") made between, inter alia, the Parent, the Arranger, the Original Lenders and The Fuji Bank, Limited as Facility Agent and Security Agent pursuant to which the Lenders agreed to make available to the Borrowers certain term loan facilities, capital expenditure facilities and revolving credit facilities.

(B) Dunlop Standard Aerospace Holdings plc (the "Issuer") proposes to issue certain Bonds (as defined below) and has requested certain amendments to the Senior Finance Documents.

(C) The parties to this Second Supplemental Agreement have agreed to supplement and amend the Original Credit Agreement on the terms set out below.

IT IS AGREED as follows:

1.       INTERPRETATION

(a)      In this Second Supplemental Agreement:

         (i) "Bonds" means the $225,000,000 Senior Notes due May 2009 issued or to be issued by the Issuer;

         (ii) "Bond Documents" means the Offering Circular, Indenture, Purchase Agreement, Registration Rights Agreement and any other agreements or documents to which the Issuer is a party pursuant to which the Bonds are issued or otherwise relating to the Bonds.

(b) Capitalised terms not otherwise defined in this Second Supplemental Agreement have the meanings given to them in the Original Credit Agreement, unless the context otherwise requires.

(c) Terms defined in the Recitals hereto have the same meaning when used in this Second Supplemental Agreement.

(d) Clause 1.2 of the Original Credit Agreement is deemed to be set out in full in this Second Supplemental Agreement but as if references to the Original Credit Agreement are references to this Second Supplemental Agreement.

2.       AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

(a) The parties to this Second Supplemental Agreement hereby agree for themselves and for their successors, transferees and assigns pursuant to the Original Credit Agreement that, subject to paragraph (b) below, upon the Facility Agent confirming to the Company and the Lenders satisfaction of the conditions set out in Schedule 3 hereto, the Original Credit Agreement shall be supplemented and amended by this Second Supplemental Agreement as follows:

         (i) Clause 1.1 (Definitions) of the Original Credit Agreement shall be amended such that:

                  (A) in the definition of "Ancillary Bank", the word "Bank" shall be deleted and replaced by the word "Lender", other than where it appears in conjunction with the word "Ancillary";

                  (B) new definitions in the following terms shall be inserted:

                           ""Bonds" means the $225,000,000 Senior Notes due 2009 issued by the Issuer.

                           "Bond Documents" means the Indenture, Registration Rights Agreement and Purchase Agreement relating to and as defined in the Bonds and any other agreement or document to which the Issuer is a party governing the terms of the Bonds or their issue.";

                  (C) the definition of "Bridge Documents" shall be deleted;

                  (D) paragraph (b) of the definition of "Finance Documents" shall be deleted and replaced by the following:

                           "(b) when designated "Subordinated", the Bridge Facility Agreement; and";

                  (E) in the definition of "Material Adverse Effect", the words ", the Subordinated Facility Agreement" shall be deleted;

                  (F) a new definition in the following terms shall be inserted:

                           ""Second Supplemental Agreement" means the second supplemental agreement which amends and supplements this Agreement dated [ ] May, 1999 between, inter alia, the Company, the Obligors, the Lenders and The Fuji Bank, Limited as Facility Agent and Security Agent.";

                  (G) a new definition in the following terms shall be inserted:

                           ""Issuer" means Dunlop Standard Aerospace Holdings plc";

                  (H) the definitions of "Subordinated Borrower", "Subordinated Documents", "Subordinated Facility Agreement" and "Subordinated Lenders" shall be deleted;

         (ii) Clause 2.2(m) (Limitations) of the Original Credit Agreement shall be amended such that after the words "Tranche B" there shall be inserted the word "Advances";

         (iii) Clause 7 (Ancillary Facilities) of the Original Credit Agreement shall be amended by the deletion of the word "Bank" and the replacement thereof by the word "Lender" wheresoever it appears, other than in conjunction with the word "Ancillary", in such Clause 7;

         (iv) Clause 21.4(a) (Notifications) of the Original Credit Agreement shall be amended such that the words "any Obligor to the facility agent under the Subordinated Finance Documents or to the bond trustee under any bonds or notes issued by the Subordinated Borrower" shall be deleted and replaced by the following:

                  "the Issuer to any bond trustee under the Bond Documents and copies of all accounts and other information filed by the Issuer with the Securities and Exchange Commission in relation to the Bonds";

         (v) Clause 21.10(a) (Borrowing) of the Original Credit Agreement shall be amended such that the words "Subordinated Finance" shall be deleted and replaced by the word "Bond" and the words "(pound)125,000,000 (or its equivalent in other currencies)" shall be deleted and replaced by "$225,000,000";

         (vi) Clause 21.16(b) (Loans out) of the Original Credit Agreement shall be deleted and replaced by the following:

                  "(b) loans made by one member of the Group to another member of the Group where:

                           (i) (A) the loan is specified in the Structure
                                   Memorandum; or

                                   (B)      the recipient of the loan is an
                                            Obligor (not being the Issuer or
                                            the Company) and requires the
                                            funds to meet its normal working
                                            capital requirement or to meet its
                                            obligations under the Finance
                                            Documents; or

                                   (C)      loans by a member of the Group
                                            which is not an Obligor to another
                                            member of the Group which is not
                                            an Obligor and which is its
                                            Holding Company or a Subsidiary of
                                            it; and

                           (ii)     in the case of loans to the Issuer only:

                                    (A)     such loans are made to the Issuer
                                            no more than 5 Business Days
                                            before the next scheduled interest
                                            payment due under the Bond
                                            Documents; and

                                    (B)     such loans are for the purpose of
                                            servicing scheduled interest
                                            payments due under the Bond
                                            Documents; and

                                    (C)     all such loans made in the 5
                                            Business Day period before a
                                            scheduled interest payment under
                                            the Board Documents are in an
                                            aggregate amount no greater than
                                            (when aggregated with all other
                                            payments permitted by this Clause
                                            21.16 or by Clause 21.17 to be
                                            made to the Issuer during such 5
                                            Business Day period preceding such
                                            scheduled interest payment date
                                            under the Bond Documents) the
                                            amount of the scheduled interest
                                            payment due under the Bond
                                            Documents on such scheduled
                                            interest payment date; and

                                    (D)     at the time of such loan no Event
                                            of Default has occurred which is
                                            continuing; and

                          (iii)     in the case of loans to the Company only:

                                    (A)     such loans are for the purpose of
                                            financing the payment of the fees
                                            payable under or referred to in
                                            the Shareholders Agreement as in
                                            force on the Signing Date; and

                                    (B)     the aggregate amount of such loans
                                            does not exceed the amount
                                            required to pay such fees; and

                                    (C)     such loans are made to the Company
                                            no more than 5 Business Days
                                            before the next scheduled payment
                                            date for such fees; and

                                    (D)     at the time of such loan no Event
                                            of Default has occurred which is
                                            continuing; or"

         (vii) Clause 21.17 (Dividends and Fees) of the Original Credit Agreement shall be amended such that:

                  (A) "(a)" shall be inserted before the words "The Company will not" and the existing "(a)" and "(b)" shall, respectively, be deleted and replaced by "(i)" and "(ii)";

                  (B) a new sub-Clause 21.17(b) shall be inserted in the following terms:

                          "(b) Holdco will not declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its shares or distribute any dividend or share premium reserve account unless:

                    (i)   (A)      such payment is, or is to be, made no more
                                   than 5 Business Days before the next
                                   scheduled interest payment due under the Bond Documents; and

                                    (B)     such payments are for the purpose
                                            of servicing scheduled interest
                                            payments due under the Bond
                                            Documents; and

                                    (C)     any such payment made in the 5
                                            Business Day period before a
                                            scheduled interest payment under
                                            the Bond Documents is, or will be,
                                            in an aggregate amount no greater
                                            than (when aggregated with all
                                            other payments permitted by this
                                            Clause 21.17 or by Clause 21.16 to
                                            be made to the Issuer during such
                                            5 Business Day period preceding
                                            such scheduled interest payment
                                            date under the Bond Documents) the
                                            amount of the scheduled interest
                                            payment due under the Bond
                                            Documents on such scheduled
                                            interest payment date; and

                                    (D)     no Event of Default has occurred
                                            which is continuing (whether at
                                            the time of declaration or
                                            payment); or

                           (ii)     (A)     such payment is, or is to be, made
                                            no more than 5 Business Days
                                            before the next scheduled payment
                                            date for the fees payable under or
                                            referred to in the Shareholders
                                            Agreement as in force on the
                                            Signing Date; and

                                    (B)     such payments are for the purpose
                                            of financing the payment of the
                                            fees referred to in Clause
                                            21.17(b)(ii)(A) above; and

                                    (C)     the aggregate amount of such
                                            payments does not exceed the
                                            amount required to pay such fees;
                                            and

                                    (D)     no Event of Default has occurred
                                            which is continuing."

         (viii) Clause 21.18 (Share Capital and Loan Stock) of the Original Credit Agreement shall be amended such that:

                  (A) in line 3 of sub-Clause 21.18(a), after the words "is financed out of the" there shall be inserted the word "net";

                  (B) in line 9 of sub-Clause 21.18(a), after the words "under Clause 21.34" there shall be inserted the words "in each case made after the Closing Date";

                  (C) the words "Subordinated Discharge Date" shall be deleted wheresoever they appear and replaced by the words "Senior Discharge Date";

                  (D) in sub-Clause 21.18(c) the words "or the Warrant Instrument (as defined in the Bridge Facility Agreement and as in force on the Closing Date)" shall be deleted, and following the words "class of its shares" shall be inserted the word "then" and following the words "in issue" the words "at Closing" shall be deleted;

         (ix) Clause 21.26 (Amendments to Documents) of the Original Credit Agreement shall be amended by the insertion of a new sub-Clause 21.26(d) in the following terms:

                  "(d) The Issuer will not, without the prior written consent of the Majority Lenders, supplement, amend or waive (or agree to do so) any of the Bond Documents in any material respect which might adversely effect the interests of the Lenders under the Senior Finance Documents.";

         (x) Clause 21.35 (Holding Company) of the Original Credit Agreement shall be amended such that:

                  (A) in sub-Clause 21.35(a) before the words "or acquire" there shall be inserted the word ", own";

                  (B) in sub-Clause 21.35(a) the words "Dunlop Standard Aerospace Holdings Limited or the Subordinated Borrower (if different)" shall be deleted and replaced by the words "the Issuer";

                  (C) sub-Clause 21.35(b) shall be deleted and replaced by the following:

                          "The Issuer shall not carry on any business other than the business of a holding company or hold, own or acquire any assets other than shares in Holdco, Cash, Cash Equivalent Investments and the benefit of the intercompany loan in a principal amount of (pound)125,000,000 (or its equivalent in other currencies) between the Issuer and Holdco without the prior written consent of the Majority Lenders.";

         (xi) Clause 21.36 (Subordinated Debt) of the Original Credit Agreement shall be amended such that:

                  (A) sub-Clauses 21.36(a) and 21.36(b) and "(c)" shall be deleted; and

                  (B) following the words "or purchase" the words "or defease" shall be inserted and following the words "payments of scheduled interest" there shall be inserted the words "(including any Additional Amount (as defined in the Bond Documents))";

         (xii) Clause 21.39 (The Company and the Subordinated Borrower) of the Original Credit Agreement shall be deleted and replaced by the following:

                  "21.39  The Company and the Issuer

                  (a) Neither the Company nor the Issuer will at any time hold Cash or Cash Equivalent Investments in amounts greater than (in the case of the Issuer) that required for the next scheduled interest payment due under the Bond Documents or (in the case of the Company) that required for the next scheduled payment of fees payable under or as referred to in the Shareholders Agreement (as in force at the Signing Date) and in either case such other amounts as are reasonably required for its other forecast cash requirements arising in the ordinary course of its business for the next three months.

                  (b) To the extent that the Company or the Issuer holds or receives any cash in excess of the amount permitted under paragraph (a) above, it will promptly lend such cash on a subordinated basis to Holdco or apply such cash in subscribing for shares in the Issuer or Holdco as the case may be.";

         (xiii) Clause 23.1 (Events of Default) of the Original Credit Agreement shall be amended such that:

                  (A) in the proviso to sub-Clause 23.1(g), before the words "Material Group Subsidiary" there shall be inserted the word "relevant";

                  (B) in sub-Clause 23.1(j)(i), at the end thereof following the words "that Obligor" there shall be inserted the words "or that Material Group Subsidiary";

                   (C) sub-Clause 23.1(s) shall be deleted and replaced by the following:

                          "(s) Bonds: any event of default occurs under any of the Bond Documents; or"; and

         (xiv) Clause 29.2(b) (Exceptions) of the Original Credit Agreement shall be amended by the insertion of the word "scheduled" before the word "payment".

(b) The waivers set out in Clause 6 and the amendments to the Original Credit Agreement set out in this Clause 2 shall not come into effect and shall be automatically cancelled or revoked unless the Facility Agent has confirmed to the Company and the Lenders that all the conditions set out in Schedule 3 have been satisfied before close of business in London on 30th September, 1999.

3.       REPRESENTATIONS AND WARRANTIES

         Each Obligor represents and warrants to the Agents and each Lender that on the date hereof and on the date on which the Original Credit Agreement is amended as set out in Clause 2:

         (a) Powers and authority: It has the power to enter into and has taken all necessary action to authorise the entry into and delivery of, this Second Supplemental Agreement and the transactions contemplated by this Second Supplemental Agreement (including, without limitation, under the Original Credit Agreement as supplemented and amended by this Second Supplemental Agreement).

         (b) Legal Validity: Subject to the Reservations, this Second Supplemental Agreement constitutes, and the Original Credit Agreement when supplemented and amended by this Second Supplemental Agreement will constitute, its legal, valid and binding obligation.

         (c) Non-conflict: The entry into and performance by it of, and the transactions contemplated by, this Second Supplemental Agreement and the Original Credit Agreement (as supplemented and amended by this Second Supplemental Agreement) and (in the case of the Issuer) the Bond Documents do not and will not:

                  (i) conflict in any material respect with any law or regulation or any official or judicial order applicable to it; or

                  (ii)     conflict with its constitutional documents; or

                  (iii) conflict in any respect with, or entitle any third party to terminate, any agreement or document which is binding upon it, any other member of the Group or any asset of any member of the Group in a manner or to an extent which might have a Material Adverse Effect or would be reasonably likely to have a material adverse effect on the business assets or financial condition of the Company, any Borrower or any Material Group Subsidiary or in a manner or to an extent which could result in any liability on the part of any Finance Party to any third party.

         (d)      Authorisations:

                  (i) All authorisations required by any Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Second Supplemental Agreement (including, without limitation, under the Original Credit Agreement) have been obtained or effected (as appropriate) and are in full force and effect.

                  (ii) The Obligors' Agent has been duly authorised by each of the other Obligors to execute this Second Supplemental Agreement on their behalf.

         (e) Bonds: The Issuer has the power and authority to enter into and has taken all necessary action to authorise the entry into of the Bond Documents and the issue of the Bonds and all necessary authorisations required in connection with such entry or issue have been obtained or effected and are in full force and effect.

4.       INCORPORATION

(a) This Second Supplemental Agreement is a Senior Finance Document for the purposes of the Original Credit Agreement and the other Senior Finance Documents.

(b) This Second Supplemental Agreement shall, from the date of this Second Supplemental Agreement, be deemed to be incorporated as part of the Original Credit Agreement.

(c) Except as otherwise expressly provided in this Second Supplemental Agreement, the Senior Finance Documents remain in full force and effect.

5.       GUARANTEES AND SECURITY

         Each Guarantor consents to the amendments to the Original Credit Agreement as set out in Clause 2 of this Second Supplemental Agreement and:

         (a) confirms and agrees that its guarantee of the obligations and liabilities of the other Obligors under the Senior Finance Documents remains in full force and effect and will remain in full force and effect; and

         (b) confirms that the charges and security interests created under the Security Documents continue in full force and effect.

6.       WAIVERS

(a) Subject to Clause 2(b), the Majority Lenders consent, for the purposes of Clause 21.36(b) (Subordinated Debt) of the Original Credit Agreement, to the issue of the Bonds on the terms set out in the draft Offering Memorandum initialled by the Facility Agent and the Company on the date of this Second Supplemental Agreement for the purposes of identification, provided that the rate of interest on the Bonds is less than 12.5% per annum.

(b) The Lenders reserve all rights and remedies that they have in relation to any outstanding Default.

7.       MISCELLANEOUS

         The provisions of Clauses 26 (Expenses), 29 (Amendments and Waivers), 36 (Notices) and 37 (Jurisdiction) of the Original Credit Agreement shall apply to this Second Supplemental Agreement as though they were set out in this Second Supplemental Agreement in full, but as if references in those Clauses to the Original Credit Agreement were references to this Second Supplemental Agreement.

8.       COUNTERPARTS

         This Second Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Second Supplemental Agreement.

9.       GOVERNING LAW

         This Second Supplemental Agreement is governed by English law.

This Second Supplemental Agreement has been entered into on the date stated at the beginning of this Second Supplemental Agreement.

                                  SCHEDULE 1


The Obligors (other than the Company)

Dunlop Standard Aerospace (UK) Limited
Serck Aviation Limited
Dunlop Standard Aerospace Overseas Limited
Dunlop Standard Aerospace (US) Inc.
Dunlop Standard Aerospace Holdings plc (previously known as Dunlop Standard Aerospace Holdings Limited)
Standard Aero Limited
Dunlop Aviation Canada Inc.
Dunlop Aviation North America Inc.
Standard Aero Inc.
Stewart Warner South Wind Corporation
Standard Aero (Alliance) Inc.
Dunlop Holdings Limited
Dunlop Limited
Dunlop Aerospace Limited

                                  SCHEDULE 2

                                    Lenders


The Fuji Bank, Limited

The Bank of Nova Scotia

The Royal Bank of Scotland plc

The Governor and Company of the Bank of Scotland

Dresdner Bank AG London Branch

The Industrial Bank of Japan Limited

                                  SCHEDULE 3

                             Conditions Precedent


Receipt by the Facility Agent (in form and substance satisfactory to it) of each of the following:

         1. A certified copy of a resolution of the board of directors of the Obligors' Agent (a) approving the terms of, and the transactions contemplated by, the Second Supplemental Agreement and the Original Credit Agreement as supplemented and amended by the Second Supplemental Agreement, (b) noting that it has due authority, pursuant to Clause 2.4 (Obligors' Agent) of the Original Credit Agreement, from each other Obligor to execute the Second Supplemental Agreement as Obligors' Agent on its behalf and (c) authorising specified persons to execute the Second Supplemental Agreement.

         2. A certificate from the Obligors' Agent confirming that there has been no change to the constitutional documents of the Obligors from those previously delivered to the Facility Agent or, if there has been any such change, specifying the changes.

         3.       Certified copies of the Bond Documents.

         4. A certificate signed by two directors of the Issuer confirming receipt by it of $225,000,000 (net of fees and expenses relating to the issue of the Bonds) in cash, being the proceeds of the issue of the Bonds and a copy of irrevocable payment instructions by the Issuer to pay such amount to or to the order of:

                  (i) as to the amount (as confirmed by The Fuji Bank, Limited as agent under the Bridge Facility Agreement (the "Bridge Agent")) required to repay all amounts due under or pursuant to the Bridge Facility Agreement, The Fuji Bank, Limited as the Bridge Agent; and

                  (ii) as to the remainder, The Fuji Bank, Limited as the Facility Agent (for application in prepayment of the Term Advances pro rata).

         5. A certificate signed by two directors of the Company confirming that there is then no outstanding Default.

         6. A legal opinion of Allen & Overy, English legal advisers to the Lenders.

               SIGNATORIES TO THE SECOND SUPPLEMENTAL AGREEMENT


Company

DUNLOP STANDARD AEROSPACE GROUP LIMITED

By:      KEN TERRY


The Obligors' Agent (on behalf of each Obligor other than the Company)

DUNLOP STANDARD AEROSPACE GROUP LIMITED (as Obligors' Agent)

By:      KEN TERRY


Arranger

THE FUJI BANK, LIMITED

By:      PAUL CARMAN


Facility Agent (for and on behalf of itself and the other Lenders)

THE FUJI BANK, LIMITED

By:      PAUL CARMAN


Security Agent

THE FUJI BANK, LIMITED

By:      PAUL CARMAN


Syndication Agent

THE FUJI BANK, LIMITED

By:      PAUL CARMAN

BK:618410.4

                                                              CONFORMED COPY


                              SECOND SUPPLEMENTAL
                                   AGREEMENT



                              DATED 7th May, 1999



                                    Between



                    DUNLOP STANDARD AEROSPACE GROUP LIMITED
        and certain of its Subsidiaries as Borrowers and/or Guarantors

                            THE FUJI BANK, LIMITED
                                  as Arranger

                                  THE LENDERS

                            THE FUJI BANK, LIMITED
                     as Facility Agent and Security Agent

                                      and

                            THE FUJI BANK, LIMITED
                             as Syndication Agent

                  ___________________________________________

                     relating to a Credit Agreement dated
                      31st July, 1998 as supplemented and
                       amended by a Supplemental Credit
                     Agreement dated 28th September, 1998
                 _____________________________________________







                                ALLEN & OVERY
                                    London

                                   CONTENTS

Clause                                                                   Page

1.       Interpretation.....................................................1
2.       Amendments to the Original Credit Agreement........................2
3.       Representations and Warranties.....................................7
4.       Incorporation......................................................9
5.       Guarantees and Security............................................8
6.       Waivers............................................................8
7.       Miscellaneous......................................................9
8.       Counterparts.......................................................9
9.       Governing Law......................................................9


Schedules

Schedule 1 - The Obligors..................................................10
Schedule 2 - Lenders.......................................................11
Schedule 3 - Conditions Precedent..........................................12

Signatories................................................................13